UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 16, 2022

MARQETA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40465	27-4306690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
180 Grand Avenue, 6th Floor
Oakland, California 94612
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (888) 462-7738
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MQ	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
The 2022 Annual Meeting of Stockholders of Marqeta, Inc. (the "Company) was held on June 16, 2022, and the Company’s Class A and Class B common stockholders voted on two proposals that are described in detail in the Company's definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 25, 2022. Set forth below are the matters the stockholders voted on and the final voting results.

Proposal 1: Holders of the Company’s Class A and Class B common stock voted to elect the two Class I director nominees to the Company’s Board of Directors, each to hold office until the annual meeting of stockholders in 2025 and until their successors have been duly elected and qualified or until such director’s earlier death, resignation or removal. The final voting results are as follows:

Nominee	For	Withheld	Broker Non-Votes
Jason Gardner	1,204,977,747	65,528,900	96,739,351
Arnon Dinur	1,205,042,317	65,464,330	96,739,351

Proposal 2: Holders of the Company’s Class A and Class B common stock voted to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. There were no broker non-votes on this proposal. The final voting results are as follows:

For:	1,366,820,072
Against:	283,762
Abstain:	142,164

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARQETA, INC.
Date: June 17, 2022	/s/ Michael (Mike) Milotich
Michael (Mike) Milotich
Chief Financial Officer